EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-76006 and 333-76008) and the Registration Statement on Form SB-2 (No. 333-31969), of our report dated February 18, 2004 (with respect to
Note 6, April 14, 2004, and Note 3, October 1, 2004), relating to our audit of the consolidated financial statements of CTI Industries Corporation and subsidiaries included in the 2003 annual report on Form 10-K/A Amendment No. 2.


/s/ Eisner LLP

New York, New York
October 7, 2004